Bacterin to Present at the Canaccord Genuity Musculoskeletal Conference - UPDATE

BELGRADE, MT, March 5, 2014 -- Bacterin International Holdings, Inc. (NYSE MKT: BONE), a leader in the development of revolutionary bone grafts and coatings for medical applications, today announced that its CEO, Dan Goldberger, will present at the Canaccord Genuity Musculoskeletal Conference, to be held March 11, 2014 at the Sheraton New Orleans. Bacterin's presentation will take place Tuesday, March 11, 2014 at 2:50 PM CST [TIME UPDATED FROM PREVIOUS RELEASE].

A live broadcast of the conference presentation will be available. To access the broadcast, go to the "Investor Info" section of the Company's website at www.bacterin.com. A replay of the conference presentation will also be available.

About Bacterin International Holdings

Bacterin International Holdings, Inc. (NYSE MKT: BONE) develops, manufactures and markets biologics products to domestic and international markets. These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain, promotion of bone growth in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral repair in knee and other joint surgeries.

Bacterin's Medical Device division develops, employs, and licenses coatings for various medical device applications. For further information, please visit www.bacterin.com.

Contact:

COCKRELL GROUP

877.889.1972

investorrelations@thecockrellgroup.com

cockrellgroup.com